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Exhibit 21.1

SUBSIDIARIES OF IGNITE RESTAURANT GROUP, INC.

Joe's Crab Shack-San Diego Inc.	CA
Joe's Crab Shack-Redondo Beach, Inc.	CA
Joe's Crab Shack-Kansas, Inc.	KS
Joe's Crab Shack-Texas, Inc.	TX
Joe's Crab Shack-Alabama Private Club Inc.	AL
Ignite Restaurants-New Jersey, Inc.	NJ
BHTT Entertainment, Inc.	TX
Crab Addison, Inc.	TX
Joe's Crab Shack-Maryland, Inc.	MD
Joe's Crab Shack-Abingdon MD, Inc.	MD
Joe's Crab Shack-Hunt Valley MD, Inc.	MD
JCS Monmouth Mall-NJ, LLC	DE
Joe's Crab Shack-Anne Arundel MD, Inc.	MD
Brick House Development, LLC	DE
Mac Management Blocker LLC	DE
Mac Parent LLC	DE
Mac Holding LLC	DE
Mac Acquisition LLC	DE
Mac Acquisition of New Jersey LLC	NJ
Mac Acquisition of Kansas LLC	KS
Mac Acquisition of Anne Arundel County LLC	MD
Mac Acquisition of Howard County LLC	MD
Mac Acquisition of Frederick County LLC	MD
Mac Acquisition of Montgomery County LLC	MD
Mac Acquisition of Baltimore County LLC	MD
Mac Acquisition IP LLC	DE

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  Exhibit 21.1
SUBSIDIARIES OF IGNITE RESTAURANT GROUP, INC.